EXHIBIT 99.1

ConnectOne Bancorp, Inc. to Host 2020 Third Quarter Results Conference Call on October 29, 2020

ENGLEWOOD CLIFFS, N.J., Oct. 15, 2020 (GLOBE NEWSWIRE) -- ConnectOne Bancorp, Inc. (Nasdaq: CNOB) (the “Company” or “ConnectOne”), parent company of ConnectOne Bank (the “Bank”), today announced that it plans to release results for the third quarter ended September 30, 2020 before the market opens on Thursday, October 29, 2020. Management will also host a conference call and audio webcast at 10:00 a.m. ET on October 29, 2020 to review the Company’s financial performance and operating results.

Chairman and Chief Executive Officer Frank Sorrentino III and Chief Financial Officer William S. Burns will host the call. The conference call dial-in number is 201-689-8471, access code 13711169. Please dial in at least five minutes before the start of the call to register. An audio webcast of the conference call will be available to the public, on a listen-only basis, via the “Investor Relations” link on the Company’s website https://www.ConnectOneBank.com or at http://ir.connectonebank.com.

A replay of the conference call will be available beginning at approximately 1:00 p.m. ET on Thursday, October 29, 2020 and ending on Thursday, November 5, 2020 by dialing 412-317-6671, access code 13711169. An online archive of the webcast will be available following the completion of the conference call at https://www.ConnectOneBank.com or at http://ir.connectonebank.com.

About ConnectOne Bancorp, Inc.
ConnectOne Bancorp, Inc., through its subsidiary, ConnectOne Bank offers a full suite of both commercial and consumer banking and lending products and services through its banking offices located in New York and New Jersey. ConnectOne Bancorp, Inc. is traded on the Nasdaq Global Market under the trading symbol “CNOB,” and information about ConnectOne may be found https://www.ConnectOneBank.com.

Investor Contact:

William S. Burns
Executive VP & CFO
201.816.4474; bburns@cnob.com

Media Contact:
Emily Holtzman, MWWPR
631.742.9568; eholtzman@mww.com